Exhibit 99.1

Ligand Enters Into Global Licensing Agreement With Chiva Pharmaceuticals for Fablyn(R)

SAN DIEGO, Oct 10, 2011 (BUSINESS WIRE)—Ligand Pharmaceuticals Incorporated (NASDAQ: LGND) announced today that it has entered into a global licensing agreement with Chiva Pharmaceuticals, Inc. for Fablyn (lasofoxifene), a selective estrogen receptor modulator (SERM) that was approved in the EU in 2009 for the treatment of osteoporosis in post-menopausal women at increased risk of fracture. In return for the license, Ligand will receive $4 million in licensing payments over the next eight months and is also eligible to receive milestones and royalties on worldwide sales of Fablyn.

Fablyn was discovered through a research collaboration between Ligand and Pfizer that began in 1991. The drug was fully developed by Pfizer through regulatory approval in the EU. After Pfizer acquired a similar SERM program, Conbriza (bazedoxifene), from its acquisition of Wyeth, Fablyn reverted to Ligand earlier this year.

“The licensing of Fablyn is another transaction demonstrating the strength of the Ligand business model,” said John Higgins, President and Chief Executive Officer of Ligand Pharmaceuticals. “Ligand’s network of worldwide partnerships enables us to quickly move into discussions when a business development opportunity such as Fablyn arises.”

“We are delighted to expand our relationship with Chiva,” Higgins continued. “Chiva has built an impressive team of management, investors and advisors to drive a company that is largely built around several high-quality Ligand portfolio assets. This agreement enables both Ligand and Chiva to further tap into the burgeoning pharmaceutical investments and enterprise in China. Beyond the obvious benefit of expanding our access to the lucrative Chinese markets and beyond, this transaction further expands our partnered portfolio with another potentially near-term commercial revenue opportunity.”

“The Chiva team is extremely pleased to acquire Fablyn and broaden our partner relationship with Ligand,” said Zhijian (David) Xi, President and Chief Executive Officer of Chiva Pharmaceuticals. “I believe we are raising the bar for new Chinese pharmaceutical companies by acquiring the global rights to a major asset with efficacy and safety data from over 10,000 patients and developed by one of the most reputable companies in the industry. Our ability to acquire an approved asset and potentially launch in the EU in the near future greatly enhances our business model and again differentiates Chiva from many of the emerging pharmaceutical companies in China. I firmly believe that both Ligand and Chiva will continue to benefit from the unique partnership our companies have forged by allowing us to utilize the investment energy and government support in the Chinese pharmaceutical industry to advance assets out of the large Ligand portfolio of proprietary programs.”

About Fablyn

The Ligand and Pfizer collaboration was formed in 1991 to develop therapies for osteoporosis and subsequently produced lasofoxifene (Fablyn), an estrogen partial agonist for osteoporosis treatment and other diseases. The Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency issued a positive opinion on December 18, 2008, recommending marketing authorization for Fablyn. The European Commission, which has the authority to approve medicines for the European Union, issued a Marketing Authorization on February 24, 2009.

The International Osteoporosis Foundation (IOF) reports that more than 75 million people suffer from osteoporosis in Europe, Japan and the U.S. About 30% of all post-menopausal women have osteoporosis in Europe and in the U.S., and at least 40% of them will suffer osteoporotic fractures in their lifetime. In Europe alone, 3.78 million osteoporosis-related fractures were reported in 2000, with an estimated cost of 32 billion euros.

About Ligand Pharmaceuticals

Ligand is a specialty biotech company based on a business model of developing or acquiring technology and royalty revenue generating assets that are coupled to a lean corporate cost structure. Ligand’s goal is to produce a bottom line that supports a sustainably profitable business. By diversifying the portfolio of technologies and assets across numerous therapeutic areas, drug targets, and industry partners, we offer investors an opportunity to invest in the increasingly complicated and unpredictable pharmaceutical industry. Ligand recognized the important role of the drug reformulation segment in the pharmaceutical industry and added Captisol(R) to its technology portfolio. Captisol is a powerful formulation technology that has enabled five FDA approved products, including Pfizer’s VFEND(R) IV and Baxter International’s Nexterone(R). In comparison to its peers, we believe Ligand has assembled one of the largest and most diversified asset portfolios in the industry with the potential to generate revenue in the future. These therapies address the unmet medical needs of patients for a broad spectrum of diseases including hepatitis, muscle wasting, Alzheimer’s disease, dyslipidemia, diabetes, anemia, COPD, asthma, rheumatoid arthritis and osteoporosis. Ligand has established multiple alliances with the world’s leading pharmaceutical companies including GlaxoSmithKline, Merck, Pfizer, Bristol-Myers Squibb and Onyx. For more information, please visit http://www.ligand.com.

Follow Ligand on Twitter @Ligand_LGND.

About Chiva Pharmaceuticals

Chiva Pharmaceuticals, Inc. is a biopharmaceutical company based in China that discovers, develops and commercializes innovative medicines in areas of unmet medical need. Founded in 2010, Chiva’s business model was designed to thrive in the unique circumstances of China’s current pharmaceutical sector; a very large population in need of new medicines, an under-developed pharmaceutical industry, a world class scientific workforce, superb public infrastructure, and cost-efficient manufacturing capabilities.

Chiva has assembled a dynamic leadership team of Chinese pharmaceutical executives trained in US pharmaceutical companies and professors from some of the top universities in China. With the management team’s unique Chinese and western scientific knowledge and pharmaceutical industry experience, Chiva’s mission is to build a leading Chinese pharmaceutical company that competes on the world stage. Combining a broad drug discovery program with an aggressive in-licensing strategy, Chiva strives to develop world-class therapies and bring the highest standard of care to the Chinese pharmaceutical market. In July 2011, Chiva was awarded the only 2011 Category A level drug company by the WuXi Government 530 Project, one of the most successful local government incubators in China with strong public and private financial backing. Chiva was also recently recognized as the “Most Promising Company” in the annual (2011) BioBay Investor Forum. Chiva is currently developing multiple assets in China, including the clinical programs of Pradefovir (HepB), MB07133 (HCC), and several pre-clinical programs in anti HBV, HCV and HCC licensed from Ligand Pharmaceuticals in early 2011.

Caution Regarding Forward-Looking Statements

This news release contains forward looking statements by Ligand that involve risks and uncertainties and reflect Ligand’s judgment as of the date of this release. Actual events or results may differ from Ligand’s expectations. For example, there can be no assurance that Fablyn or any product in the Ligand or Chiva pipelines will be successfully developed, that regulatory approvals will be granted, that patient and physician acceptance of these products will be achieved, that final results of human clinical trials will be consistent with any interim results, that final results will be supportive of regulatory approvals required to market products or that any revenue will be achieved from these partnered programs. Additional information concerning these and other risk factors affecting Ligand’s business can be found in prior press releases available via http://www.ligand.com as well as in Ligand’s public periodic filings with the Securities and Exchange Commission at http://www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SOURCE: Ligand Pharmaceuticals Incorporated

Ligand Pharmaceuticals Incorporated

Rob McKay, Sr. Dir. Business Development and Investor Relations or

Erika Luib, Investor Relations

858-550-7896

or

Lippert/Heilshorn & Associates, Inc.

Don Markley, 310-691-7100

dmarkley@lhai.com